MASTER BUSINESS COOPERATION AGREEMENT

This Master Business Cooperation Agreement ("Agreement") is made as of this 14th day of August, 2017 ("The Effective Date"), by and between Tho Xuan Duong Joint Stock Company, a Vietnamese Joint Stock Company, with principal business address at 11A Fishery Quarter, Le Van Thiem Street, Thanh Xuan District, Hanoi, Vietnam, hereinafter referred to as "TXD," and PHI Group, Inc., a corporation duly organized and existing under and by the virtue of the laws of the state of Nevada, U.S.A., with principal business offices at 5348 Vegas Drive, # 237, Las Vegas, NV 89108, U.S.A., hereinafter referred to as "PHI".

WITNESSETH:

WHEREAS, it deems desirable for TXD and PHI to cooperate with each other to engage in business opportunities relating the planting and harvesting of herbal plants, formulation and processing of natural medicinal products, application of traditional medicines developed by TXD in the treatment of various diseases, promotion and marketing of TXD traditional medicines on a global scale, financing for TXD to further develop and grow its business, transfer of technologies that potentially assist TXD to enhance its operations, and participate in the project to "Build and develop raw material areas, preliminary and full-scale processing facilities for herbal medicines, and herbal medicine tourism area in Sapa, Lao Cai Province, Northern Vietnam."

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, TXD and PHI are parties to this Agreement and agree as follows:

1. Fundamental Transactions

TXD and PHI will specifically cooperate with each other with respect to the following areas:

A. : PHI will assist TXD to promote and advertise TXD's brand and traditional medicinal products and treatments on a global basis;

B. PHI will assist TXD to set up manufacturing facilities and/or establish strategic alliances with pharmaceutical production and distribution companies in Europe, the United States, the Middle East, Central and South America, Africa and other selective geographical areas;

C. PHI will assist TXD to access funding sources to implement TXD's business plan;

D. PHI will discuss and negotiate with TXD to consider an acquisition of equity interest in TXD and/or exchange of ownership between TNB and PHI by way of stock swap to form a strategic alliance between the two companies;

E. PHI and TXD will further discuss the potential of taking TXD public in the U.S. and/or European Stock Markets to provide long-term financing capabilities for TXD's development and growth;

F. PHI and TXD will cooperate to build and develop raw material areas, preliminary and full-scale processing facilities for herbal medicines, and herbal medicine tourism area in Sapa, Lao Cai Province, Northern Vietnam;

G. PHI will assist TXD to obtain special medical devices using Low Level Laser Light Therapy technologies developed by American Laser Healthcare Corp., a US company, and cleared by the U.S. FDA for pain treatment, needles acupuncture, diabetes Type 2, and 18 devices, as well as access other medical devices for TXD's usage as needed;

H. PHI and TXD may jointly develop, manufacture and market other products and/or engage in other business activities that may be of mutual interest to both parties.

2 Roles, Responsibilities and Benefits

TXD and PHI shall agree on the roles, responsibilities and benefits of each party in connection with each and every particular transaction or business

undertaking contemplated herein, which shall be detailed in a separate definitive agreement for each of such projects or undertakings.

3. Governing Law

This Master Business Cooperation Agreement shall be governed and construed in accordance with the laws of Socialist Republic of Vietnam.

4. Covenant of Good Faith

The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by any party to the others will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith and truth in all dealings with other parties and their affiliates and contacts.

5. Notices

All notices, requests, or other communications pursuant to this Business Cooperation Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission; or (ii) seven business days after sending by international express delivery services; or (iii) fourteen business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to TXD:

Tho Xuan Duong Joint Stock Company

Attn: Dr. Giang Tuan Phung

11A Fishery Quarter, Le Van Thiem Street,

Thanh Xuan District, Hanoi, Vietnam

Telephone: +84.943.968968

E-mail: dongy@thoxuanduong.com

If to PHI:

PHI GROUP, INC.

Attn: Henry D. Fahman, Chairman & CEO

5348 Vegas Drive, # 237

Las Vegas, NV 89108

Telephone: +1.720.475.5430; Facsimile: +1.720.472.8556

E-mail: henry@phiglobal.com

or at such other address as the party affected may designate in a written notice to such other parties in compliance with this paragraph.

6. No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charters or by-laws of TXD and PHI or any commitments and obligations on the part of TXD and PHI or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which TXD and PHI are a party to, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

7. Consents

No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, province or local, except as required by laws or other binding agreements.

8. Assignment

This Agreement and all of the provisions hereof shall be binding to inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any one party without the prior written consent of the other parties, except by operation of law.

9. Authority to Execute This Master Business Cooperation Agreement

The Parties to this Master Business Cooperation Agreement declare that they have full authority to execute this document and accordingly to be fully bound by the terms and conditions herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Master Business Cooperation Agreement to be executed by their authorized representative as of the date first set forth above.

Dated: August 14, 2017

FOR AND ON BEHALF OF:
PHI GROUP, INC.

By: ______________________
Henry D. Fahman
Chairman & CEO

Dated: August 16th, 2017

FOR AND ON BEHALF OF:
THO XUAN DUONG JSC

By: ______________________
Dr. Giang Tuan Phung,
Chairman & CEO